UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

AmeriCredit Corp.

Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2009, AmeriCredit Corp. (the “Company”) entered into Amendment No. 1 to Warrant (the “Amendment”) with an affiliate of Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”). The Amendment amends terms of that certain warrant issued by the Company to Deutsche Bank on April 15, 2008 (the “Warrant”). The Amendment amends (a) the anti-dilution provisions of the Warrant to take into account changes that would occur to the Company’s authorized shares of common stock if the Company amends its articles of incorporation in the future to increase the maximum number of authorized shares that the Company could issue, and (b) provisions in the Warrant that provide for there to be provision and adjustments made for and to the Warrant in the event of certain change of control transactions that were not addressed when the Warrant was initially issued. The Company has filed a registration statement on Form S-3 for the resale of the shares of its common stock issuable upon the exercise of the Warrant.

The description of the Amendment is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Amendment attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Deutsche Bank’s affiliates have provided administrative services and extended credit to AmeriCredit in connection with warehouse credit facilities, have provided and may provide underwriting services to AmeriCredit in connection with securitization transactions and have also provided investment banking services, for which AmeriCredit has paid and may pay customary fees and expenses.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit

10.1	Amendment No. 1, dated October 28, 2009, to Warrant, dated April 15, 2008, issued by AmeriCredit Corp. to Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: October 29, 2009	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Amendment No. 1, dated October 28, 2009, to Warrant, dated April 15, 2008, issued by AmeriCredit Corp. to Deutsche Bank Securities Inc.